                                                                                               EXHIBIT 12.1

                                         SOUTHWEST GAS CORPORATION
                             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                           (Thousands of dollars)

                                                                   For the Twelve Months Ended
                                         ------------------------------------------------------------------
                                         September 30,                     December 31,
                                                       ----------------------------------------------------
Continuing operations                       2001         2000       1999       1998       1997       1996
                                          --------     --------   --------   --------   --------   --------

1. Fixed charges:
  A) Interest expense .................   $ 79,622     $ 70,659   $ 63,110   $ 63,416   $ 63,247   $ 54,674
  B) Amortization .....................      1,800        1,564      1,366      1,243      1,164      1,494
  C) Interest portion of rentals ......      9,250        8,572      8,217      7,531      6,973      6,629
  D) Preferred securities distributions      5,475        5,475      5,475      5,475      5,475      5,475
                                          --------     --------   --------   --------   --------   --------
    Total fixed charges ...............   $ 96,147     $ 86,270   $ 78,168   $ 77,665   $ 76,859   $ 68,272
                                          ========     ========   ========   ========   ========   ========

2. Earnings (as defined):
  E) Pretax income from
    continuing operations .............   $ 63,458     $ 51,939   $ 60,955   $ 83,951   $ 21,328   $ 10,448
  Fixed Charges (1. above) ............     96,147       86,270     78,168     77,665     76,859     68,272
                                          --------     --------   --------   --------   --------   --------
    Total earnings as defined .........   $159,605     $138,209   $139,123   $161,616   $ 98,187   $ 78,720
                                          ========     ========   ========   ========   ========   ========

                                              1.66         1.60       1.78       2.08       1.28       1.15
                                          ========     ========   ========   ========   ========   ========